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AAMES FINANCIAL CORPORATION
COMPUTATION OF THE RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS (LOSS)
(DOLLARS IN THOUSANDS)

EXHIBIT 12

                                                       THREE MONTHS ENDED                          YEAR ENDED
                                                          SEPTEMBER 30,                             JUNE 30,
                                                       ----------------------------------------------------------------------------
                                                         2001      2000       2001       2000         1999       1998      1997
                                                         ----      ----       ----       ----         ----       ----      ----
COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS:
Interest expense                                       $ 11,050   $ 15,009   $ 50,884   $  52,339  $   44,089   $ 43,982  $ 33,105
Amortization of capitalized debt
  issuance expenses                                       1,571      2,373      7,870       6,964       3,285      1,527     1,078
                                                       --------- ---------  ---------   ---------   ---------  ---------  ---------
    Fixed charges                                        12,621     17,382     58,754      59,303      47,374     45,509    34,183
                                                       --------- ---------  ---------   ---------   ---------  ---------  ---------

Preferred stock dividend accrual                          4,324      3,163     13,921       8,126       1,950          -         -
Tax effect (1 minus effective tax rate during period)     0.543      0.951      0.934       0.972       1.109          -         -
                                                       --------- ---------  ---------   ---------   ---------  ---------  ---------
    Preference dividend (1)                               7,959      3,326     14,904       8,363       1,759          -         -
                                                       --------- ---------  ---------   ---------   ---------  ---------  ---------

COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS        $ 20,580   $ 20,708   $ 73,658   $  67,666  $   49,133   $ 45,509  $ 34,183
                                                       ========   ========   ========    ========    ========   ========   ========

EARNINGS (LOSS):
Income (loss) before tax provision (benefit)              1,152        729   $(28,635)  $(119,003) $ (278,149)  $ 52,806  $  9,460
Plus:  Fixed charges                                   $ 12,621   $ 17,382     58,754      59,303      47,374     45,509    34,183
Less:  Cash dividends                                         -          -          -           -      (1,022)    (3,773)   (3,412)
Less:  Preference security dividend                      (7,959)    (3,326)   (14,904)     (8,363)     (1,759)         -         -
                                                       --------- ---------  ---------   ---------   ---------  ---------  ---------

EARNINGS (LOSS)                                        $  5,814   $ 14,785   $ 15,215   $ (68,063) $ (232,543)  $ 94,542  $ 40,231
                                                       ========   ========   ========    ========    ========   ========   ========

RATIO OF COMBINED FIXED CHARGES
    AND PREFERENCE DIVIDENDS TO EARNINGS (LOSS)            3.54       1.40       4.84       (0.99)      (0.21)      0.48      0.85
                                                       ========   ========   ========    ========    ========   ========   ========

ADDITIONAL EARNINGS REQUIRED TO MEET COMBINED
    FIXED CHARGES AND PREFERENCE DIVIDENDS             $ 14,766   $  5,923    $58,443   $ 135,729  $  281,667   $      -  $       -
                                                       ========   ========   ========    ========    ========   ========   ========


(1) Preference security dividend is computed by dividing the actual dividend accrual by 1 minus the effective tax rate applicable to continuing operations in the period shown.